                                                                 Exhibit 23.2

            CONSENT OF INDEPENDENT ACCOUNTANTS OF USWEB CORPORATION

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Whittman-Hart, Inc. of our report dated January 25, 1999 relating to the consolidated financial statements, which appears in USWeb Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
----------------------------------
PRICEWATERHOUSECOOPERS LLP


San Jose, California
January 25, 2000